                                                                   Exhibit 99.4

                                ELSCINT LIMITED.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
             MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 2005

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Abraham (Rami) Goren, Rachel Lavine and Marc Lavine, and each of them, as agent and proxy for the undersigned, with full power of substitution to vote with respect to all of the Ordinary Shares of Elscint Limited (the "Company"), standing in the name of the undersigned at the close of business on Monday, September 26, 2005, at the Special Meeting of Shareholders of the Company to be held on Thursday, October 27, 2005 at 11:00 (Israel time) at the Company's offices, 13 Mozes Street, second floor, Tel Aviv, Israel and at any and all adjournments thereof, with all power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as follows.

     The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

     The shares represented by this proxy card will be voted in the manner directed.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


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[X]  Please mark your votes as in this example.

Proposal: Adoption of the terms and conditions of the Agreement and Plan of Merger, dated as of August 21, 2005, by and between Elbit Medical Imaging Ltd. ("EMI") and the Company, and approval of the merger of EMI and the Company by way of share exchange, in accordance with the merger agreement.


                                                FOR    AGAINST    ABSTAIN

                                                [ ]      [ ]        [ ]


Do you have a personal interest in the Proposal above? (Please note: If you do not mark either Yes or No, your shares will not be voted for the Proposal.)


                                                    YES         NO

                                                    [ ]         [ ]


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                    Dated: September 27, 2005



                                    -------------------------------------------
                                            (Signature of Stockholder)



                                    -------------------------------------------
                                            (Signature of Stockholder)

                                    Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.